EXHIBIT 10.4

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AMENDED AND RESTATED LICENSE AND SUPPLY AGREEMENT

THIS AMENDED AND RESTATED LICENSE AND SUPPLY AGREEMENT is entered into as of 22 December, 2009 (the “Amended and Restated Agreement”), between Oxford Immunotec Ltd (“OXFORD”), having its registered office at 94C Milton Park, Abingdon, Oxfordshire, OX14 4RY, United Kingdom and Statens Serum Institut (“SSI”), a governmental enterprise under the laws of the Kingdom of Denmark, with offices at 5, Artillerivej, 2300 Copenhagen S, Denmark.

RECITALS

WHEREAS, SSI possesses rights to, and has considerable know-how in, the development of certain antigens to be used for diagnosis of human Tuberculosis;

WHEREAS SSI is a manufacturer of biologicals and certain recombinant proteins to be used for diagnosis of human Tuberculosis;

WHEREAS, the Parties previously entered into a License and Supply Agreement dated October 13, 2003 (the “Agreement”), as well as Amendments to the Agreement dated July 14, 2005 and October 22, 2007, covering the license by OXFORD of certain of SSI’s technology and the supply by SSI of certain antigens to be used for the diagnosis of human Tuberculosis using an Elispot-based technology;

WHEREAS, the Parties desire to further amend and restate the terms of the License and Supply Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises, which are incorporated herein as substantive provisions, the mutual observance of the covenants hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, SSI and OXFORD agree in good faith as follows:

1.	DEFINITIONS

1 (A)	“Added Antigen” shall mean the RV3879 antigen, being a Diagnostic Antigen.

1 (B)	“Added Patent” shall mean patent number WO0179274.

1.1	“Affiliate” shall mean any entity owned, owning or under common ownership with a Party to this Amended and Restated Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with SSI or OXFORD.

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1.2	“OXFORD” shall mean OXFORD and its Affiliates (except in Clauses 1.13, 7.21, and 15.1, where it shall mean OXFORD IMMUNOTEC LIMITED only).

1.3	“Oxford Elispot Patents” shall mean the patents listed in Annex B, Part I, and “Oxford ESAT-6 Patents” shall mean the patents listed in Annex B, Part II. For the sake of clarity the Oxford ESAT-6 Patents shall not include any of the Oxford Elispot Patents. Included within the definition of Oxford Elispot and Oxford ESAT-6 Patents are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions or governmental extensions of any of the patents and patent applications.

1.4	“Diagnostic Antigens” shall, subject to Clause 2.3 below, mean SSI’s proprietary polypeptides and/or peptides listed in Annex C.

1.4A	“Effective Date” shall mean October 13, 2003.

1.5	“Elispot” shall mean an in vitro assay to detect cytokine secreting T-cells reacting to one or more antigens or peptides by capturing cytokine released from those reactive T cells in the immediate vicinity of the T-cells by an immobilized primary antibody.

1.6	“European Territory” shall mean two (2) of the following countries of the European Union: Germany, France, the United Kingdom and Italy.

1.7	“Field A” shall mean in vitro diagnosis of Tuberculosis in humans using an Elispot based detection of Interferon-gamma producing T-cells using any fluid sample not being whole blood as the diagnostic assay, provided, however, that Field A does not include any right by OXFORD to undertake any form of composition of matter research or development related to any vaccine use of the Diagnostic Antigen known as CFP-10, or any right to undertake any composition of matter modification to CFP-10’s nucleic acid sequence or amino acid sequence.

1.8	“Field B” shall mean in vitro diagnosis of Tuberculosis in humans using an Elispot based detection of any cytokine producing T-cells, except Interferon-gamma producing T-cells, using any fluid sample not being whole blood as the diagnostic assay, provided, however, that Field B does not include any right by OXFORD to undertake any form of composition of matter research or development related to any vaccine use of the Diagnostic Antigen known as CFP-10, or any right to undertake any composition of matter modification to CFP-10’s nucleic acid sequence or amino acid sequence.

1.9

“Know-How” shall mean all technical information owned and/or controlled with the right to grant sub-licenses, by SSI at any time during the Term of this Amended and Restated Agreement, that directly relates to the Diagnostic Antigens and is useful in Field A, or subject to Clause 2.2., Field B, and shall include

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biotechnological, pharmacological, toxicological, clinical, assay, and quality control information regarding the Diagnostic Antigens and information useful for the development and commercialization of Licensed Products. For the sake of clarity, Know-How does not include any information related to SSI’s vaccine use of Diagnostic Antigens.

1.10	“Licensed Patents” shall mean (a) the patents and patent applications that are identified in Annex A, and (b) all other existing or future patents and patent applications owned or controlled by SSI, or licensed to SSI with the right to grant sub-licenses, at any time during the Term of this Amended and Restated Agreement that cover the Diagnostic Antigens as these are defined in accordance with Clause 1.4. Included within the definition of Licensed Patents are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions or governmental extensions of any of the patents and patent applications included in (a) and (b).

1.11	“Licensed Product” shall mean a diagnostic kit in Field A and, subject to the provisions of Clause 2.2, below, a diagnostic kit in Field A and/or B, incorporating one or more Diagnostic Antigens for detection of Tuberculosis infection by measuring g-IFN (gamma-interferon) (or, in Field B, other cytokine-) secreting lymphocytes.

1.12	“Licensed Technology” shall mean the Licensed Patents and Know-How licensed by SSI to OXFORD under this Amended and Restated Agreement.

1.13	“Net Sales” shall mean the gross amount invoiced by OXFORD or its Affiliates for the sale or other disposition of each Licensed Product to a Third Party less the following deductions for amounts actually paid, allowed or accrued by OXFORD or its Affiliate related to the sale or other disposition:

a)	freight (including postage, shipping or other transportation costs); insurance; and sales, use, excise, value-added and similar taxes or duties imposed on the sale and included in the gross amount charged;

b)	normal or customary trade discounts, including volume discounts, credits and rebates and documented allowances and adjustments for rejections, recalls, reasonable or contractually permitted, documented cancellations or returns;

c)	training, technical support, rental or sale of equipment, and after-sales services or support in each case linked to or necessary for the sale of Licensed Products;

d)	packaging, packing and crating costs (for the purposes of transportation);

e)	commissions paid to agents relating to the sale or other disposition of Licensed Products, provided these are reasonable and customary in the market concerned.

Net Sales shall include any and all pre-approval sales allowed by regulatory authorities, including but not limited to named-patient sales. However, a limited

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and reasonable amount of pre-approval sales from which OXFORD does not retain any profit whatsoever may be excluded from the computation of Net Sales. Sales between or among OXFORD and its Affiliates shall be excluded from the computation of Net Sales except where the purchaser is an end user, that is, where there is no further sale or distribution of Licensed Product other than to a patient, but Net Sales shall include any subsequent final sales to a Third Party by OXFORD or its Affiliates. For the sake of clarity, where OXFORD produces a Licensed Product and uses it to provide any service for which it receives remuneration, but does not sell the Licensed Product, then any such use of the Licensed Product shall be deemed a Net Sale based on the average Net Sales price per identical unit that is sold to a Third Party or end user Affiliate in the part of the Territory concerned, during the period of twelve (12) months starting 6 months before and ending 6 months after the sale in question. If no such sale has occurred in the period in question or if for any other reason said average cannot be calculated at the time when the relevant payment is due, the average will be taken from the most recent period of 12 months when such a sale was made and any necessary adjustment will be made in the next royalty payment after the average can first be calculated.

OXFORD undertakes that all Net Sales between Oxford and its Affiliates which are end users shall be on an arm’s-length basis.

Whenever Net Sales in any part of the Territory is calculated on the basis of invoices that include any of the elements listed in Subclause (c) of this Clause 1.13, that are not separately priced on the invoice, Net Sales price per unit of Licensed Product may not be lower than the average Net Sales price per identical unit when calculated on the basis of invoices for the sale or other disposition of the particular Licensed Product in that part of the Territory, but that do not include any of the elements listed in Subclause (c), during the period of twelve (12) months starting 6 months before and ending 6 months after the sale in question. If no such sale has occurred in the period in question or if for any other reason said average cannot be calculated at the time when the relevant payment is due, the average will be taken from the most recent period of 12 months when such a sale was made and any necessary adjustment will be made in the next royalty payment after the average can first be calculated.

If a Licensed Product approved by any regulatory authority [***] is suitable for one or more uses other than in Field A and/or Field B (“Combination Product”), the Parties shall in good faith renegotiate amendments to this Clause 1.13 taking the properties of the Combination Product into consideration. If the Parties cannot reach agreement, the provisions of Clause 12.2 shall apply.

Oxford undertakes where commercially reasonable to specify invoices such that Net Sales can be calculated solely on the basis of specific amounts appearing on invoices.

1.14	Intentionally Omitted

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1.15	“Price Index” shall mean the Danish price index titled “Nettoprisindekset” issued by Statistics Denmark or in case the issuance ceases a similar Danish index covering price increases of goods and labor.

1.16	The “OXFORD Condition” shall mean the receipt by OXFORD of a formal written opinion from the Inland Revenue in the United Kingdom to the effect that OXFORD is not obliged to withhold any sums from royalties payable to SSI under the Agreement.

1.17	“Oxford Know-How” shall mean all technical information owned and/or controlled, with the right to grant sub-licenses, by Oxford at the Effective Date, that directly relates to the Diagnostic Antigens and shall include without limitation biotechnological, pharmacological, toxicological, clinical, assay, and quality control information and documentation regarding the Diagnostic Antigens, and information and documentation useful for the development and commercialization of products including in any way Diagnostic Antigens.

1.18	“Regulatory Approval” shall mean all documentation and approvals necessary to begin the commercial sale and marketing of a Licensed Product to Third Parties, including but not limited to any national approval(s), and CE-marking in the European Territory and any other necessary registrations required to enable or permit the sale of Licensed Products for use in the diagnosis of Tuberculosis in humans; provided, however, that whenever Regulatory Approval serves as a date triggering any payment or other action, Regulatory Approval shall, unless otherwise expressed, mean receipt of Regulatory Approval for a Licensed Product in Field A and/or Field B, whichever occurs earlier, and shall not imply two triggers requiring receipt of Regulatory Approval for a Licensed Product in one Field and subsequent receipt of Regulatory Approval for a Licensed Product in the other Field.

1.19	“SSI” shall mean SSI and its Affiliates.

1.20	“the SSI Condition” shall mean the receipt by SSI of a letter from Isis Innovation Limited to the effect that Isis Innovation Limited will offer a license to SSI of the OXFORD ESAT-6 Patents and OXFORD Elispot Patents, in a draft form agreed between Isis Innovation and SSI on the Effective Date.

1.21A	“Subterritory” shall, effective [***], mean one of three geographical regions established for the purposes of applying minimum royalty payments to specific sales and calculating the final royalty amount due each year. The three Subterritories are [***], the [***] and [***], all as illustrated on the map attached hereto as Annex F and incorporated herein by reference.

1.21	“Territory” shall mean worldwide.

1.22	“Third Party(ies)” shall mean any party other than a Party to this Amended and Restated Agreement or an Affiliate of a Party.

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1.23	Intentionally Omitted

1.24	“Term” shall mean the term of this Amended and Restated Agreement.

1.25	“Party” or “Parties” shall mean, in the singular OXFORD or SSI and in the plural OXFORD and SSI.

2.	GRANT OF LICENSE

2.1	Subject to the terms and conditions of this Amended and Restated Agreement, SSI hereby grants to OXFORD the exclusive license in the Territory, including a right to sub-license, to the Licensed Patents and the Know-How for the Term, to use, carry out research into, develop, sell, have sold and import Diagnostic Antigens solely for the use in Licensed Product(s) solely in Field A; provided that in no event shall the foregoing license grant to OXFORD include any right to make or have made Diagnostic Antigens except as provided in Clause 5.1 or as otherwise expressly stated herein, or any right to undertake any form of composition of matter research or development related to any vaccine use of the Diagnostic Antigen known as CFP-10, or any right to undertake any composition of matter modification to CFP-10’s nucleic acid sequence or amino acid sequence. Furthermore, subject to the terms and conditions of this Amended and Restated Agreement, SSI hereby grants to OXFORD the exclusive license in the Territory, including a right to sub-license, under the Licensed Patents and the Know-How, to use, research into, develop, make, have made, sell, have sold and import Licensed Product(s), subject to the foregoing restrictions in this Clause 2.1.

2.2	Subject to the terms and conditions of this Amended and Restated Agreement SSI hereby grants to OXFORD for the Term the option to extend the scope of this Amended and Restated Agreement and all of its provisions, so that the definition of Licensed Products includes Field B in addition to Field A, but on a non-exclusive basis for Field B. The option may be exercised at any time by written notice to SSI and the extension will take effect immediately on receipt of the notice by SSI. The payment and diligence obligations associated with the license granted by SSI to OXFORD upon OXFORD’s exercise of this option shall be negotiated in good faith between the Parties.

2.3

For so long as quality and safety standards so require, and for at least [***] ([***]) years after the last Regulatory Approval in [***], OXFORD may use no diagnostic antigens other than the Diagnostic Antigens in the development and production of Licensed Products except in the circumstances set out below. If OXFORD reasonably demonstrates to SSI that the performance of the Licensed Product necessitates the introduction of other diagnostic antigens to replace one or more Diagnostic Antigens, or to supplement them, where such performance increment cannot be satisfactorily achieved with any of the Diagnostic Antigens, SSI may add to the definition of Diagnostic Antigens any other diagnostic antigens which it has the right and ability to license and supply to OXFORD on the terms of this Amended and Restated Agreement at no additional cost to OXFORD. If a Diagnostic Antigen is to be replaced, it shall be deleted from the definition of

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Diagnostic Antigens. If SSI does not add any additional diagnostic antigens, or if OXFORD reasonably demonstrates to SSI that even with the addition of one or more of the additional antigens added by SSI the performance of the Licensed Product necessitates the introduction of additional diagnostic antigens other than the Diagnostic Antigens and/or those added by SSI under this Clause, and such performance increment cannot be satisfactorily achieved with any of such antigens, OXFORD may use any other diagnostic antigens in the development and production of Licensed Products.

2.4	SSI may by written notice to OXFORD terminate OXFORD’s exclusivity, with immediate effect, as regards the licenses granted herein, if it at any time during the Term OXFORD or any Affiliate of OXFORD engages in any activity, including but not limited to having any role as an advisor to or in, or investor in, any organization undertaking such activity that comprises the development or commercialization of a diagnostic test for latent tuberculosis in humans that does not incorporate any of the Diagnostic Antigens, and which competes at any level with the research into or development or commercialization of the intellectual property rights or Know-How licensed by SSI to OXFORD herein or otherwise covered by this Amended and Restated Agreement, including but not limited to the Diagnostic Antigens, and SSI may immediately cease licensing any improvements to the Licensed Technology.

2.5	The provisions of Annex E shall apply with effect from the Effective Date.

2.6	By controlling the wording of its contracts with sub-licensees OXFORD will ensure that obligations and conditions matching those recorded in this Amended and Restated Agreement, sufficient to protect the confidentiality of the Know-How, the Licensed Patents and the interests of SSI, are imposed by OXFORD on every sub-licensee; and that in no circumstances do the terms of any sub-license in force from time to time conflict with the terms of this Amended and Restated Agreement.

2.7	To the extent that SSI grants to OXFORD rights to the Added Antigen and the Added Patent under the license and option granted under Clauses 2.1 and 2.2, respectively, of this Amended and Restated Agreement, such grant and rights are not subject to the following provisions in this Amended and Restated Agreement: Clause 5.2, Clause 6.7, Clause 9 (but without prejudice to SSI’s rights, interests and title in the Added Patent and related Know-How; Clause 10 and Clauses 16.11 through 16.12, none of which shall be applicable to the Added Antigen and the Added Patent and Licensed Products related thereto.

Hence notwithstanding any other provision in this Amended and Restated Agreement, SSI shall have no obligations or liability towards OXFORD as regards said Added Antigen, the Added Patent, and/or related Licensed Product(s) for: supplying the Added Antigen to OXFORD; prosecuting, maintaining or enforcing any Added Patent or defending against any claim of infringement by an Added Patent of any third party’s patent rights; granting OXFORD Most Favoured Licensee status; or renegotiating any provision of this Amended and Restated Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.	PAYMENTS

3.1	OXFORD, as partial consideration, has paid, or in the case of Subclause (h) will pay, to SSI the following fees in anticipation of and for use of the license granted to OXFORD by SSI pursuant to this Amended and Restated Agreement, all of which payments are and shall be nonrefundable and non-creditable:

(a)	[***] Euros (€[***]), payable upon satisfaction, or waiver by OXFORD, of the Oxford Condition and the satisfaction, or waiver by SSI, of the SSI Condition;

(b)	[***] Euros (€[***]), due and payable [***] ([***]) months following the Effective Date;

(c)	Payment of [***] Euros (€[***]), due and payable [***] ([***]) months following the Effective Date;

(d)	Annual payments of [***] Euros (€[***]) as regards [***], paid each year from [***] through [***].

(e)	Annual payments of [***] Euros (€[***]) as regards [***], paid each year from [***] through [***].

(f)	Intentionally Omitted

(g)	[***] Euros (€[***]), payable within ten (10) days following OXFORD’s receipt of notice of the first Regulatory Approval of Licensed Product(s) in [***].

(h)	[***] Euros (€[***]) payable within ten (10) days following OXFORD’s first application for Regulatory Approval of Licensed Product(s) in [***], and (ii) [***] Euros (€[***]), payable within ten (10) days following OXFORD’s receipt of notice of the first Regulatory Approval of Licensed Product(s) in [***].

(i)	[***] Euros (€[***]), payable within ten (10) days following OXFORD’s receipt of notice of the first Regulatory Approval of Licensed Product(s) in [***].

(j)	[***] Euros (€[***]), payable within ten (10) days following OXFORD’s initiation of pivotal trials in [***] but in no event later than [***] months after the Effective Date.

3.2	Intentionally Omitted

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3.3	As partial consideration for the continued exercise of the license granted by SSI, and OXFORD’s access to the option offered by SSI, pursuant to this Amended and Restated Agreement, OXFORD shall:

(a)	Commencing with [***] ([***]) and continuing until the last to expire of any individual Licensed Patents listed in Annex A as of the Effective Date in [***], pay SSI an annual minimum royalty payment each full calendar year of:

i)	[***] Euros (€[***]) for the first (1st) full calendar year;

ii)	[***] Euros (€[***]) for the second (2nd) full calendar year;

iii)	[***] Euros (€[***]) for the third (3rd) full calendar year;

iv)	[***] Euros (€[***]) for the fourth (4th) full calendar year;

v)	[***] Euros (€[***]) for the fifth (5th) full calendar year;

vi)	[***] Euros (€[***]) for the sixth (6th) full calendar year; and

vii)	[***] Euros (€[***]) for each subsequent full calendar year beginning as of the seventh (7th) full calendar year.

(b)	Commencing in [***] and continuing until the last to expire of any individual Licensed Patents listed in Annex A as of the Effective Date in [***], pay SSI an annual minimum royalty payment each full calendar year of:

i)	[***] Euros (€[***]) for the first (1st) full calendar year;

ii)	[***] Euros (€[***]) for the second (2nd) full calendar year;

iii)	[***] Euros (€[***]) for the third (3rd) full calendar year;

iv)	[***] Euros (€[***]) for the fourth (4th) full calendar year;

v)	[***] Euros (€[***]) for the fifth (5th) full calendar year; and,

vi)	[***] Euros (€[***]) for the sixth (6th) full calendar year; and

vii)	[***] Euros (€[***]) for each subsequent full calendar year beginning as of the seventh (7th) full calendar year.

(c)	Commencing in [***] and continuing until the last to expire of any individual Licensed Patents listed in Annex A as of the Effective Date in [***], pay SSI an annual minimum royalty payment each full calendar year of:

(i)	[***] Euros (€[***]) for the first (1st) full calendar year;

(ii)	[***] Euros (€[***]) for the second (2nd) full calendar year;

(iii)	[***] Euros (€[***]) for the third (3rd) full calendar year;

(iv)	[***] Euros (€[***]) for the fourth (4th) full calendar year;

(v)	[***] Euros (€[***]) for the fifth (5th) full calendar year; and,

(vi)	[***] Euros (€[***]) for each subsequent full calendar year beginning as of the sixth (6th) full calendar year;

provided, however, the minimum royalty amount due under Clause 3.3(c)(iii) through (vi) shall be reduced by[***] percent ([***]%) from the amount recited each year until the first calendar year after OXFORD receives the first Regulatory Approval of Licensed Product(s) in [***].

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.4	Effective [***], the minimum royalty recited in Clause 3.3(a) shall be applied to sales in the Subterritory of [***], the minimum royalty recited in Clause 3.3(b) shall be applied to sales in the Subterritory of [***], and the minimum royalty recited in Clause 3.3(c) shall be applied to sales in the Subterritory of [***].

3.5	From the Effective Date through [***], each annual minimum royalty payment to be paid under Clauses 3.3(a), (b) and (c) shall be due and payable annually on or before January 14 of each calendar year and shall be creditable against royalties payable by OXFORD to SSI for the calendar year in question, pursuant to Clause 3.6(a) or Clause 3.6(b). Effective [***], each annual minimum royalty payment to be paid under Clauses 3.3(a), (b) and (c) shall be due and payable annually on or before January 30 of each calendar year, and shall be creditable against royalties payable by OXFORD to SSI for the calendar year in question, pursuant to Clause 3.6(c).

For the sake of clarity, payments pursuant to Clauses 3.3(a)(vi), 3.3(b)(ii), and 3.3(c)(ii) shall be due and payable on or before [***], and shall be creditable against royalties payable by OXFORD to SSI for [***], pursuant to Clauses 3.6(c).

3.6	As partial consideration for the continued use of the license granted by SSI to OXFORD, and OXFORD’s access to the option offered by SSI, pursuant to this Agreement, OXFORD shall until the last to expire of any individual Licensed Patents listed in Annex A as of the Effective Date pay to SSI royalties on all Net Sales of Licensed Product(s) invoiced during each calendar year as follows:

(a)	For all calendar years prior to [***],[***] percent ([***]%) of Net Sales in the Territory. All minimum royalties paid each year shall be credited against royalties due for sales invoiced during that calendar year under this Clause 3.6(a);

(b)	For the [***] calendar year, [***] percent ([***]%) of Net Sales in the Territory on sales invoiced from [***] through [***] and [***] percent ([***]%) of Net Sales in the Territory on sales invoiced [***] through [***]. All minimum royalties paid in [***] shall be credited against royalties due under this Clause 3.6(b);

(c)

For the [***] calendar year and each year thereafter, [***] percent ([***]%) of Net Sales in each designated Subterritory until OXFORD has achieved sufficient Net Sales in such Subterritory to cover all minimum royalties to be applied to such Subterritory, and [***] percent ([***]%) of Net Sales in each designated Subterritory for all Net Sales above the level needed to cover the minimum royalty applied to such Subterritory. All minimum royalties paid each year shall be credited against royalties due under this Clause 3.6(c) with respect to sales in the specific Subterritory to which the minimum royalty applies. By way of example, if Net Sales in the [***] Subterritory in [***] are €[***] and no sales occur in [***], OXFORD would credit the minimum royalty paid under Clause 3.3(a)(vi) of €[***] to cover sales of €[***] at a [***] percent ([***]%) royalty rate and then pay, in [***], €[***] in additional royalties covering excess Net Sales in the [***] Subterritory of €[***] at an [***] percent ([***]%) royalty rate. However,

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

OXFORD would not be entitled to credit any of the minimum royalties paid under Clauses 3.3(b) or 3.3(c) to the additional royalties due with respect to sales in [***] Subterritory.

3.7	Intentionally Omitted

3.8	Intentionally Omitted

3.9	For the purposes of facilitating reasonable royalty payments during the duration of any patent protection period under this Amended and Restated Agreement, the Parties have expressly agreed that from the expiry of the last to expire of any individual Licensed Patents listed in Annex A as of the Effective Date and for the following four twelve (12) month periods, OXFORD shall pay to SSI royalties in the amount of [***] percent ([***]%) of aggregate, world-wide annual Net Sales of Licensed Product(s) invoiced during each twelve (12) month period, provided however that said royalty rate shall be permanently reduced to [***] percent ([***]%) in any particular country in which OXFORD has demonstrated by clear and convincing marketing and sales documentation that unit turnover of Licensed Product during that period and in that country was at least [***] percent ([***]%) less than in the immediately preceding 12 month period.

3.10	If OXFORD sub-licenses any rights herein to a non-Affiliate, OXFORD shall pay royalties to SSI on the sub-licensee’s Net Sales in accordance with the percentages in Clauses 3.6 and 3.9. As regards all other income of any nature from sublicensing (“Sub-license Fees”), including but not limited to up-front payments, technology access fees, milestone payments and payments for equity in excess of fair market value and payments for research in excess of OXFORD’s fully-loaded costs, OXFORD shall pay a [***] percent ([***]%) royalty.

3.11

Royalties on Net Sales provided in Clauses 3.6 and 3.9 shall be calculated on a calendar year basis and shall be due and payable, to the extent not covered by the minimum annual royalties as provided in Clause 3.5 and 3.6, by January 30 of the next calendar year. OXFORD shall make said royalty payment based on its best estimates, but will have a further 60 days to make any necessary corrections to said payment without penalty (for example, to incorporate any changes resulting from an external audit of OXFORD’s accounts). OXFORD shall include written reports with such payments, which reports shall show for such calendar year sales by Licensed Product(s), details of the quantities of Licensed Product(s) sold in each country and the country of manufacture, if different, gross revenues from sales, trade discounts allowed and taken or any other deductions made calculating Net Sales, the number of Licensed Products used by OXFORD to deliver services and the aggregate Net Sales price per Licensed Products calculated for such service sales under Clause 1.13, Net Sales and the royalties payments due to SSI thereon hereunder. Such reports shall be made whether or not OXFORD has engaged in any sales of Licensed Product during said year. On SSI’s request OXFORD shall include in said reports a statement of which Diagnostic Antigens (whether used in whole or in part) are included in Licensed Products solely if said information is not otherwise reasonably available. All information provided by OXFORD pursuant to this Clause 3.11 shall be Confidential Information and subject to the terms of Clause 11 hereto.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Sub-license Fees pursuant to Clause 3.10 shall be payable within ten (10) days following receipt by OXFORD of each applicable payment to OXFORD by a sub-licensee hereunder.

3.12	OXFORD’s Net Sales shall be translated to Euros at the end of each royalty period by using an average rate of exchange over the royalty period. This average shall be computed using the rate of exchange quoted by the European Central Bank.

3.13	SSI shall pay all Danish taxes levied on account of all payments it receives under this Amended and Restated Agreement. Any withholding tax imposed upon any payment due by OXFORD to SSI shall not reduce the amount of any payment due SSI herein, and all such payments set forth herein are net of any such withholding tax. Provided, however, that if SSI’s tax status in the future is changed, such that it by law may deduct any such withholding tax from payment of its own taxes, OXFORD may make those deductions to comply with applicable laws, in which case OXFORD must cooperate with SSI to allow SSI to take advantage of any double taxation agreements that may be available.

3.14	If in any country payment or transfer of funds out of such country is prohibited by law or regulation, the Parties hereto shall confer regarding the terms and conditions on which Licensed Product(s) shall be sold in such countries, including the possibility of payment to SSI in local currency to a bank account in such country or the renegotiation of amounts payable to SSI for such sales, and in the absence of any other agreement by the Parties, such funds payable to SSI shall be deposited in whatever currency is allowable by SSI in an accredited bank in that country that is reasonably acceptable to SSI. All amounts payable to SSI under this Amended and Restated Agreement shall be payable in Euros, by wire transfer of immediately available funds without deduction of exchange, collection or other charges and be made to:

[***]

3.15	SSI may charge and OXFORD agrees to pay interest at the rate of [***] percent ([***]%) per annum, or, if less, the maximum amount permitted by applicable law, on any amounts not paid when due hereunder. Any payments received from OXFORD by SSI shall be applied first to any unpaid, accrued interest and then to the satisfaction of any unpaid principal.

3.16

OXFORD agrees to keep clear, accurate and complete records, for a period of at least five (5) years (or such longer period as may correspond to OXFORD’s internal records retention policy) for each reporting period in which sales occur showing the manufacturing, sales, use and other disposition of Licensed Product(s) and procurement of Diagnostic Antigens in sufficient detail to enable all amounts payable pursuant to Clauses 3 and 5 to be determined. SSI, through an independent public accountant reasonably acceptable to OXFORD, shall have the right, with reasonable notice, during regular business hours to inspect and audit the relevant books and records of OXFORD during the Term and for five (5) years thereafter, for the sole and express purpose of confirming the accuracy of OXFORD financial

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

data relevant to calculation and payments as provided for herein. Such inspection may take place once in each twelve (12) month period and such inspection shall not cover records for more than the preceding five (5) years; provided further that such accountant shall report to SSI only as to the accuracy of the payments. Inspection shall be at OXFORD’s headquarters currently in England, or as otherwise agreed to. The cost of such audit shall be borne by SSI unless such audit discloses deficiencies in payments to SSI in excess of [***] percent ([***]%), in which event OXFORD shall bear the cost thereof; and further, OXFORD shall make payment of any inadequacies within thirty (30) days of the finding thereof. In the event of an error in favor of SSI, such excess payment shall be applied as a credit against future royalties payable to SSI.

4.	INTENTIONALLY OMITTED

5.	SUPPLY OF DIAGNOSTIC ANTIGENS

5.1	Oxford may produce or have produced Diagnostic Antigens in any form subject to the payment provisions of Clause 5.2 and provided OXFORD exerts reasonable commercial efforts to ensure the quality of any such Diagnostic Antigens. If OXFORD at any time during the Term requires Diagnostic Antigens in the form of recombinant proteins, OXFORD shall, prior to producing or having produced such proteins notify SSI thereof in writing.

5.2	Within the period from Effective Date until [***], OXFORD shall pay to SSI a royalty of [***] percent ([***]%) on OXFORD’s manufacturing costs or the price invoiced by the manufacturer to OXFORD for the manufacture of said Diagnostic Antigens (as the case may be). If the invoiced price paid by OXFORD to a manufacturer to purchase Diagnostic Antigens is less than fair market value (assuming arm’s length terms), the royalty shall be based on the fair market value instead of the price involved.

6.	DEVELOPMENT AND DILIGENCE

6.1	In connection with the development and commercialization of Licensed Product(s), OXFORD shall have access to information regarding SSI’s manufacture of the Diagnostic Antigens as well as the quality systems for said manufacture, exclusively for OXFORD’s use in its regulatory filings on Licensed Product(s). SSI shall have access to Diagnostic Antigens data produced by or on behalf of OXFORD and to all of OXFORD’s relevant correspondence with all regulatory agencies involving Diagnostic Antigens, provided, however, that SSI shall not use any such information commercially. Where reasonably advisable, OXFORD shall use reasonable efforts to include SSI in meetings and videoconferences with regulatory agencies involving Diagnostic Antigens.

6.2	OXFORD shall bear all costs associated with all clinical trials conducted in connection with Licensed Product(s) and undertake at its expense all regulatory activities related to Licensed Product(s). Except where prohibited by local laws, OXFORD shall file and shall be the holder of Regulatory Approval(s) for Licensed Product(s), all at its expense.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

OXFORD undertakes to use all reasonable efforts to supply those Licensed Products that are designated for Research Use Only solely to Third Parties who shall use the Licensed Products in accordance with all relevant national and international ethical, quality, safety and other applicable guidelines, including but not limited to use in any clinical trial or study. Oxford undertakes that in any such clinical trial, it will not itself give any clinical diagnosis of a patient. OXFORD further undertakes that where it is the Sponsor for any clinical trial or study involving the Licensed Product (as defined by the rules and/or guidelines applicable in the country hosting said trial or study, including any applicable GCP guidelines), it shall carry out each such trial or study in accordance with all relevant national and international ethical, quality, safety and other applicable guidelines, including but not limited to any applicable GCP guidelines.

6.3	OXFORD agrees to exert its best endeavors in pursuing the timely development and commercialization of Licensed Product(s) in [***], and, to the extent that there is a reasonable potential commercial opportunity, other markets worldwide, including, but not limited to, conducting all appropriate clinical studies, obtaining the appropriate Regulatory Approval for Licensed Product(s) and expanding markets and customer bases for Licensed Products to their reasonable commercial potential. Best endeavors shall require OXFORD to take all those reasonable, prudent and determined endeavors in its power to gain, with all diligence, Regulatory Approval for the Licensed Products in the Territory, and thereafter to effect, with all diligence, the commercialization of the Licensed Products, in order to effect the Parties’ intended results under this Amended and Restated Agreement. In no event shall the first commercial sale of Licensed Product(s) in any country occur more than six (6) months after Regulatory Approval of such Licensed Product in such country. Without prejudice to the generality of the foregoing and for the sake of clarity, the Parties expressly agree that OXFORD’s achieving the requisite deadlines, together with its fulfillment of minimum financial thresholds, shall not by themselves fulfill the obligation of exerting best endeavors.

6.4	Should OXFORD, at any time during the course of the conduct of clinical trials, after receipt of Regulatory Approval to market a given Licensed Product or at any other point during the Term, decide for any reason not to initiate or proceed with commercial marketing of such Licensed Product in any country or countries within the Territory, OXFORD shall promptly disclose such fact to SSI. If SSI wishes itself to initiate commercial marketing of Licensed Products in that country or countries and either it can demonstrate to OXFORD’s reasonable satisfaction that a reasonable commercial opportunity exists to do so, or there is no such reasonable commercial opportunity but SSI wishes nevertheless to supply Licensed Products there as part of an international public health programme, OXFORD shall enter into good faith negotiations with SSI in respect to the grant by OXFORD to SSI of a right and license to commercially market such Licensed Product in such country(ies).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.5	OXFORD shall at all times keep SSI generally informed of OXFORD’s updated development plans for each Licensed Product, including OXFORD’s planned timing for Licensed Product commercial launch dates. In addition hereto OXFORD shall, contemporaneously with or as part of the annual report under Clause 3.11, submit an annual written report to SSI that summarizes OXFORD’s efforts toward development and commercialization of each Licensed Product. Such report shall be due on January 30 of each year. In addition to the foregoing, OXFORD shall at all times during the Term furnish reasonably promptly to SSI, under conditions of confidentiality, all documentation and data that is or may hereafter be in OXFORD’s possession relating to OXFORD’s clinical trials involving Diagnostic Antigens and which SSI has a reasonable need to have access to.

6.6	Within ten (10) days following receipt, OXFORD shall promptly provide SSI with notice of each Regulatory Approval received by OXFORD regarding Licensed Product.

6.7	SSI shall, at its own expense, use reasonable commercial efforts to prepare, file, prosecute and maintain the Licensed Patents. SSI shall without undue delay use all reasonable commercial efforts to seek issuance of patents (including the Licensed Patents) with claims covering the diagnostic use of the Diagnostic Antigens in [***]. SSI shall further use reasonable commercial efforts to pursue or procure the pursuit of rapid issuance of its patent(s) with claims covering separately the diagnostic use of the antigen known as [***] and [***] in [***] in [***]. SSI shall provide OXFORD with copies of any Licensed Patent issued in said territories.

7.	REPRESENTATIONS, WARRANTIES AND SPECIFIC UNDERTAKINGS

7.1	Each Party warrants that it has the right to enter into this Amended and Restated Agreement, and that this Amended and Restated Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms.

7.2	Nothing in this Amended and Restated Agreement shall be construed as a warranty that patents covered by this Amended and Restated Agreement will be issued, are or will remain valid or enforceable or, that their exercise will not infringe any patent rights of Third Parties.

7.3	Subject to clause 7.2, as of the Effective Date SSI is either the sole beneficial owner and registered proprietor or the licensee under a written license agreement of each of the Licensed Patents and in either case SSI has, and will continue to have for the Term while such patents subsist, the right to license each of the Licensed Patents to OXFORD on the terms of this Amended and Restated Agreement. If SSI is in breach of this clause by reason solely of the circumstances of Clause 16.12(a), OXFORD’s sole remedy shall be as set forth in Clause 16.11, and OXFORD will not have the right to terminate this Amended and Restated Agreement under Clause 16.8 for material breach of this Clause 7.3.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.4	Subject to Clause 7.2, as of the Effective Date SSI has the right to enforce the Licensed Patents or to procure their enforcement.

7.5	The Licensed Patents are the only patents owned or controlled by SSI relating to the Diagnostic Antigens as of the Effective Date.

7.6	As of the Effective Date, so far as SSI is aware none of the Licensed Patents is being infringed by any Third Party, and no infringement is threatened.

7.7	As of the Effective Date, so far as SSI is aware none of the Licensed Patents is subject to any opposition, interference or other adverse proceedings, and no such proceedings are threatened.

7.8	As of the Effective Date, SSI is not aware of any reason why any of the Licensed Patents might be held invalid, and neither SSI nor, to the best of SSI’s knowledge, any other owner of any of the Licensed Patents, or their agents, have knowingly done or omitted to do anything in relation to any of the Licensed Patents, whether before or after grant, which may result in their being invalidated or being subject to a compulsory license or license of right.

7.9	As of the Effective Date, all renewal and maintenance fees have been paid in respect of all the granted patents in the Licensed Patents that are owned by SSI, and, so far as SSI is aware, in respect of all the granted patents in the Licensed Patents that are owned by Third Parties and licensed to SSI.

7.10	As of the Effective Date, neither SSI nor, so far as it is aware, its licensor of any of the Licensed Patents has previously granted any license, option, right of first refusal or other right that might interfere with, limit or prevent the grant of the rights granted to OXFORD under this Amended and Restated Agreement.

7.11	As of the Effective Date, SSI is not aware of any reason why any Third Party (other than SSI’s licensor) may claim to be the owner of or applicant for any of the patents or applications in the Licensed Patents, or to be entitled to be granted any of the patents resulting from any such applications.

7.12	As of the Effective Date, SSI is not in breach of any agreement under which any of the Licensed Patents are licensed to SSI and is not aware of any reason why any such agreement may be terminated. As of the Effective Date, SSI has not received any notice of termination or notice of breach in relation to any such agreement, and no such notice has been threatened. As of the Effective Date, SSI is not aware of any reason why any such agreement may not be valid and legally binding on all Parties.

7.13	SSI has not prior to the Effective Date sold or granted any licenses to make, use or sell the Diagnostic Antigens for vaccine use or as part of a vaccine, except for ESAT-6. SSI may however, at its sole discretion and without limitation, grant any such licenses to any third party at any time after the Effective Date.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.14	As of the Effective Date, SSI has not granted any licenses to make, use or sell any antigens within the field of the diagnosis of latent tuberculosis in humans, except the Diagnostic Antigens and Tuberculin.

7.15	SSI has not, prior to the Effective Date, granted to any Third Party, a More Favourable License, as defined in Clause 10 below. If SSI is in breach of this Clause 7.15, OXFORD’s sole remedy shall be its ability to exercise the provisions of Clause 10, with effect from the Effective Date, as regards the pre-Effective Date license in question.

7.16	To the best of SSI’s knowledge as of the Effective Date, the commercialization of any Licensed Product(s), solely to the extent and because such Licensed Product(s) is covered by Licensed Patents, would not, if sold on the Effective Date, infringe any patent rights of Third Parties of which SSI is aware as of the Effective Date.

The Parties are aware of the patents filed by The University of Medicine and Dentistry of New Jersey (Gennaro) covering CFP-10, including without limitation European Patent EP1214088.

7.17	Subject to the provisions of Clauses 7.18 and 7.19, below, OXFORD undertakes that with effect from the Effective Date it will have in effect, and will upon written request, provide evidence of same to SSI, the following insurance or self-insurance necessary to meet its liability obligations under this Amended and Restated Agreement at any time and satisfactory to SSI, in amounts no less than that specified for each type:

(a)	Public and products liability insurance with combined limits of not less than €[***] per occurrence for public liability and €[***] aggregate for products liability for bodily injury including death and property damage, until such time that OXFORD begins commercial marketing any Licensed Product or related service; and

(b)	Employer’s Liability Insurance in the amount required by law.

If the insurance under Clause (a) above does not include liability for negligent advice given by OXFORD or any of its officers, agents or employees in relation to the use of Licensed Products, OXFORD must obtain professional liability coverage for such liability with limits of not less than €[***] per occurrence and €[***] in aggregate.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.18	Insurance required by Clause 7.17(a) shall be maintained during the performance of this Amended and Restated Agreement and, if on a “claims made” basis, for five years thereafter. There shall be a thirty (30) day notice of cancellation with respect to the insurance coverage required hereunder, and the provision that SSI shall be notified in the event of any cancellation, intention of insurer not to renew or any material change in the insurance contract or coverages afforded. OXFORD shall be solely responsible for the payment of any deductible or self-insured retention under any such policy.

7.19	Commencing at the time of OXFORD’s initial clinical testing, in the role of Sponsor, of a Licensed Product, OXFORD shall supplement the insurance coverage described in Clause 7.17, above, in order that it shall purchase, and, in accordance with the provisions of Clause 7.18, maintain product liability insurance with respect to its development, manufacture and sale of the Licensed Product(s) at commercially reasonable and appropriate levels. OXFORD shall maintain such insurance for so long as it continues to develop, manufacture or sell any Licensed Product, and thereafter for so long as OXFORD maintains insurance for itself covering such manufacture or sales.

Prior to any commercial marketing of a Licensed Product with Regulatory Approval or related service outside the United States of America and Canada, the above minimum coverage limits shall each increase to €[***] for the first year of such sales and to €[***] thereafter, and prior to any commercial marketing of a Licensed Product with Regulatory Approval or related service in the United States of America or Canada, the above minimum coverage limits shall each increase to €[***]. Should Oxford at any time undertake any clinical trial for Licensed Products in which it does itself give any clinical diagnosis or advice, which advice is not covered under the aforementioned product liability insurance, then Oxford shall separately maintain clinical trials insurance in the amounts of €[***] if trials are only conducted outside of the United States of America or Canada and €[***] if trials are conducted in the United States of America or Canada.

OXFORD undertakes to market or otherwise supply only Licensed Products with Regulatory Approval or Licensed Products designated for Research Use Only.

7.20

OXFORD shall provide SSI with true copies of all certificates of insurance for the foregoing coverage upon receipt of each such certificate. OXFORD may not begin any clinical trial or any marketing or other supply of a Licensed Product, or provide any related service, in any part of the Territory until it has provided SSI with true copies of insurance certificates demonstrating that the coverage required under Clauses 7.17 to 7.19, above, is in force for that particular part of the Territory. In this regard, OXFORD shall give SSI at least thirty (30) days’ written notice before starting any clinical trial, in the role of Sponsor, and any marketing or supply of any Licensed Product in any place, and OXFORD shall simultaneously provide SSI with written confirmation from an insurance broker or carrier that the coverage sought by OXFORD shall be in place on the date that any such clinical trial or supply or marketing is to begin. OXFORD’s breach of this provision shall entitle SSI to obtain, without prejudice to its other rights and remedies, any injunctive relief

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

necessary to restrain OXFORD from undertaking said clinical trial or marketing effort or supply, and OXFORD hereby waives all defenses to any injunctive relief sought under this provision.

7.21	OXFORD undertakes not to transfer the Diagnostic Antigens, in whole or in part, other than as part of or for use or manufacture of the Licensed Products, to any of its Affiliates, sub-licensees or any other Third Party without the prior written consent of SSI, which shall not be unreasonably withheld. For the sake of clarity, the foregoing restrictions shall also apply as regards any transfer by OXFORD of the Diagnostic Antigens and/or Licensed Products to any individual person(s) affiliated with Oxford through employment, management, consultancy, ownership, or otherwise.

7.22	Notwithstanding any provision of this Amended and Restated Agreement, including without limitation, Clauses 7.2 through 7.16, SSI makes no representations or warranties of any nature, express or implied, and disclaims all representations and warranties, with respect to the Added Antigen, the Added Patent, or any related Licensed Product(s), including without limitation warranties or merchantability and use for any particular purpose.

8.	IMPROVEMENTS

8.1	All right, title and interest in SSI patents or patent applications, including but not limited to patents or patent applications licensed by SSI, for or related to the Diagnostic Antigens are and shall remain exclusively SSI’s. All right, title and interest in OXFORD patents or patent applications, are and shall remain exclusively OXFORD’s.

8.2	The following provisions shall apply in relation to (i) any patent granted to, or patent application filed by OXFORD for any improvement or enhancement to the Licensed Technology made or developed by OXFORD during the Term arising from the use of any of the Licensed Technology, if (A) in the case of any such patent application (for such improvement or enhancement) filed by OXFORD, the applied for claims cannot be practised without the Diagnostic Antigens, and (B) in the case of any such patent (for improvement or enhancement) granted to OXFORD if the granted claims cannot be practised without using the Diagnostic Antigens, (ii) all know-how directly related to the Diagnostic Antigens and relating to any said patent or patent application, and (iii) all significant, measurable and identifiable improvements or enhancement to the Licensed Technology consisting entirely of non-patentable know-how and directly relating to the Diagnostic Antigens (any and all of (i), (ii) and (iii) being an “Improvement”):

(a)	OXFORD must disclose all details of the Improvement to SSI.

(b)

OXFORD grants SSI a royalty-free, worldwide, non-exclusive license with the right to sub-license, to all Improvements for the research into, the development, production, marketing and sale of a diagnostic test for use in the field of in vitro or in vivo diagnosis of tuberculosis in humans and/or the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

research into, the development, production, marketing and sale of a prophylactic and/or therapeutic vaccine against tuberculosis, provided such test or vaccine shall incorporate one or more Diagnostic Antigens or fragments thereof. This license to the Improvements, shall exclude the field of Elispot-based diagnosis and/or Elispot-based monitoring of tuberculosis infection, disease, therapy or immunotherapy. The license to the Improvements will be without prejudice to the restrictions to Field in Clauses 1.7 and 1.8, and to the license in Clauses 2.1 and 2.2. OXFORD will not grant a license under each Improvement to any Third Party other than its own sub-licensees of the Licensed Technology.

(c)	On termination of this Amended and Restated Agreement under Clause 16.1 or by OXFORD under Clause 16.8 or Clause 16.9, or on wrongful termination by SSI, the license to Improvements will also terminate.

(d)	On termination of this Amended and Restated Agreement other than in the circumstances of Subclause (c) above, including on expiry of this Amended and Restated Agreement under Clause 16.3, the license to Improvements will continue for a period that is the greater of the duration of any patent protection for said Improvement or 10 years from the first commercialization of said Improvement in the European Union. The license will remain royalty-free.

9.	PATENTS

9.1	[***] shall control the prosecution, maintenance and enforcement of Licensed Patents and shall be responsible for all costs and expenses in connection with the prosecution and maintenance of Licensed Patents.

9.2	If any patent infringement action is brought against [***] because of actual or anticipated manufacture, use or sale of Diagnostic Antigens or a Licensed Product and such action claims that such use, or sale infringes the intellectual property rights of a Third Party relating to any of the Diagnostic Antigens, [***] shall promptly notify [***] and send [***] copies of all papers that have been served. [***] shall have the first right to control the defence of such action at its own expense, and [***] shall at all times cooperate with [***] and provide all documentation and assistance reasonably requested by [***], and [***]. All costs and expenses incurred by [***] and [***], including settlement costs, damages assessed against [***] or [***], and reasonable attorney fees, shall be paid by [***], except that [***] shall reimburse [***] for said costs, damages and attorney fees attributable to [***] material breach of this Amended and Restated Agreement or negligence.

9.3

If [***] fails to agree to defend such infringement action within [***] of [***] notification, [***] shall have the right, but not the obligation, to defend the action itself. [***] may, within the [***] period, file any acknowledgement, defence or other document, or take any other action in the proceedings, to avoid any default judgment being entered against it, or to prevent any other adverse action in the proceedings that would prejudice its legal position. If [***] does undertake such defense, [***] shall cooperate with, and provide all documentation reasonably

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

available to [***] and assistance reasonably requested by, [***], which may select legal counsel of its choice. All costs and expenses attributable to [***] material breach of this Amended and Restated Agreement or negligence, including settlement costs, damages assessed against [***], and reasonable attorney fees, shall be paid by [***]. [***] shall under no circumstances be liable for any lost profit or other lost commercial income of any nature incurred by [***] in any way as a result hereof.

9.4	If both [***] and [***] are joined as defendants in any such action, they shall share said costs and expenses based upon the share of liability attributable to each and any costs and expenses of [***] determined to be attributable to [***] liability may be recovered by [***] in accordance with the offset mechanism set forth in Clause 9.3.

9.5	Neither Party shall be permitted to settle a legal action relating to the Licensed Patents as described in Clauses 9.2, 9.3 and 9.6 without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, provided, however, that OXFORD may only oppose SSI’s settlement of an action outside the scope of OXFORD’s license if OXFORD first can demonstrate that such settlement poses a reasonable likelihood of OXFORD’s business or rights being adversely affected at any time during the Term.

9.6	If during the Term, either Party becomes aware of a Third Party infringement or threatened infringement of any Licensed Patents, the following provisions shall apply:

(a)	The Party having such knowledge shall promptly give notice to the other Party, with all available details.

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

9.7	The Parties shall keep one another timely informed of the status of their respective activities regarding any litigation or settlement thereof concerning any Licensed Product(s).

9.8	SSI shall keep OXFORD timely informed of the status of any developments or events that may materially, adversely affect the enforceability of the Licensed Patents.

9.9	OXFORD shall keep SSI timely informed of the status of developments or events, which may materially adversely affect the commercial aspects of the Licensed Products.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.10.	Other than as expressly set forth above, OXFORD shall have no rights to prosecute or defend any action involving alleged infringement by or of the Licensed Patents.

9.11	SSI MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AMENDED AND RESTATED AGREEMENT, WITH RESPECT TO DIAGNOSTIC ANTIGENS, LICENSED PATENTS, KNOW-HOW OR ANY LICENSED PRODUCT(S) RELATED THERETO, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF NONINFRINGEMENT, PATENTABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. FOR THE SAKE OF CLARITY AND WITHOUT PREJUDICE TO ANY OTHER PROVISION HEREIN, THIS CLAUSE 9.11 SHALL NOT OTHERWISE LIMIT SSI’S EXPRESS CONTRACTUAL LIABILITY HEREIN.

10.	[***]

10.1	[***]

10.2	[***]

10.3	[***]

11.	DISCLOSURE OF INFORMATION; CONFIDENTIALITY; PUBLICITY; PUBLICATIONS

11.1	During the Term, each Party shall promptly inform the other Party of any information that it obtains or develops regarding the utility and safety of any Licensed Product(s) and shall promptly report to the other Party any confirmed information of serious or unexpected results related to the utilization of such Licensed Product(s).

“Confidential Information” shall mean any proprietary information that is disclosed by either Party to the other in any form in connection with this Amended and Restated Agreement. For the Term and five (5) years from the date of expiration or termination, each Party (a) shall treat as confidential all Confidential Information provided by the other Party, (b) shall not use such Confidential Information except as expressly permitted under the terms of, and solely for the purposes set forth in, this Amended and Restated Agreement, (c) shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of such Confidential Information, and (d) shall not disclose such Confidential Information to any Third Party provided, however, that the Parties may disclose such Confidential Information to their legal, financial and insurance advisors, and OXFORD may disclose Confidential Information to its sub-licensees and to Third Parties carrying out any activities so permitted under the licenses granted herein, but always on a strictly need-to-know basis and always subject to each such advisor, sub-licensee or other Third Party undertaking without limitation all confidentiality and restriction of use provisions herein. Without limiting the foregoing, each of the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Parties shall use at least the same procedures and degree of care to prevent the disclosure of Confidential Information as it uses to prevent the disclosure of its own confidential information of like importance, and shall in any event use no less than reasonable procedures and a reasonable degree of care.

11.2	Notwithstanding Clause 11.1 above, neither Party shall have liability to the other with regard to any Confidential Information that:

(a)	was generally known and available to the public domain at the time it was disclosed, or becomes generally known and available to the public domain through no fault of the receiver;

(b)	was known to the receiving Party at the time of disclosure as shown by the written records in existence at the time of disclosure;

(c)	is disclosed with the prior written approval of the disclosing Party;

(d)	becomes known to the receiving Party from a source other than the disclosing Party without breach of this Amended and Restated Agreement by the receiving Party and in a manner which is otherwise not in violation of the disclosing Party’s rights;

(e)	is developed by a Party without any use whatsoever of any part of the other Party’s Confidential Information; or,

(f)	is disclosed pursuant to the order or requirement of a duly authorized and constituted arbitration panel, a court, administrative agency, or other governmental body; provided, that the receiving Party shall provide reasonable advance notice to enable the disclosing Party to seek a protective order or otherwise prevent such disclosure.

11.3	Neither Party shall publish or disclose the terms or existence of this Amended and Restated Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld. Permitted disclosure shall include without limitation (i) disclosure of relevant facts herein pursuant to a more favourable license undertaking given to any other licensee, provided, however, that OXFORD’s identity may not be disclosed directly or indirectly and (ii) disclosure to the Parties’ legal, financial and insurance advisors, but always on a strictly need-to-know basis and always subject to each such advisor undertaking without limitation all confidentiality provisions herein.

11.4	Any published information issued by the one Party in accordance with Clause 11.3 shall simultaneously be forwarded to the other Party.

11.5	The Parties to the Agreement may disclose the nature and general terms of the Agreement in a press release after due consultation with the other Party. The wording of any press release must be agreed to by both Parties in advance of its release; provided that such agreement is not unreasonably withheld or delayed by either Party. For the sake of clarity, any disclosure of this Amended and Restated Agreement shall be in accordance with Clause 11.3.

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11.6	OXFORD may, in a confidential form, exchange information relating to the Diagnostic Antigens with governmental agencies, regulatory and relevant consultants, sub-licensees, Third Party manufacturers, principal investigators in clinical studies, and OXFORD distributors solely in connection with OXFORD’s applications for Regulatory Approvals or necessary for quality and safety, production, training in the use of the Licensed Product, or related customer support, and solely on a need-to-know basis.

11.7	OXFORD shall not disclose to any Third Party other than subject to obligations of confidentiality any scientific information relating to any aspect of the Diagnostic Antigens which has not previously been disclosed to the public, including, but not limited to, the development of the Licensed Product, without providing SSI the opportunity for prior review as follows. OXFORD shall provide to SSI at least forty-five (45) days prior to each submission for publication or other proposed disclosure (including revised submissions, presentation or other proposed disclosure) any proposed abstracts or manuscripts, and if SSI can demonstrate that SSI’s confidential information would be disclosed OXFORD shall not proceed with such publication, presentation or other disclosure for a period of no more than ninety (90) days from OXFORD’s notice in order to give SSI the opportunity to secure any necessary patent protection. Without prejudice to the foregoing, OXFORD may not, other than to OXFORD’s sub-licensees subject to obligations of confidentiality, disclose to any Third Party any SSI confidential know-how or trade secrets that cannot obtain patent protection, subject to SSI reasonably demonstrating that such disclosure would prejudice SSI’s scientific, technical or commercial interests.

11.8	SSI may disclose to Isis Innovation Limited any or all of the terms and conditions of Annex E at any time following the Effective Date, subject to conditions of confidentiality.

12.	GOVERNING LAW & VENUE; DISPUTE RESOLUTION; ARBITRATION.

12.1	The laws of the Kingdom of Denmark shall govern this Amended and Restated Agreement. All remedies and penalties set forth in this Amended and Restated Agreement shall, unless otherwise expressed, supplement and not limit those available under Danish law.

12.2

Without prejudice to Clause 16.8, and as regards any dispute, controversy or claims arising from or related to this Amended and Restated Agreement, the Parties shall, prior to engaging in any formal dispute resolution, attempt through good faith negotiations to resolve any dispute amicably. If said negotiations have not resulted in resolution within thirty (30) consecutive days from the start of said negotiations the Chief Executive Officers of the respective Parties shall attempt for a period not more than fifteen (15) days to resolve such Dispute. If the Chief Executive Officers fail to resolve the matter amicably during said fifteen (15) day period, the Parties

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shall submit the matter to non-binding mediation through a mutually acceptable third-party expert in the matter in question. If said non-binding mediation fails to resolve the matter to the satisfaction of both Parties within ninety (90) consecutive days or if prior to that either Party declines to participate in a mediation, either Party may submit the matter to arbitration under Clause 12.3.

12.3	Any Dispute that cannot be settled amicably by agreement of the Parties pursuant to Clause 12.2 shall be finally settled by arbitration in English and in accordance with the arbitration rules of the Court of International Arbitration of Copenhagen then in force, by one or more arbitrators appointed in accordance with said rules, provided that the appointed arbitrators shall have appropriate experience in the biopharmaceutical and/or diagnostic device industry; provided, further, that arbitration proceedings may not be instituted until the Party alleging breach of this Amended and Restated Agreement by the other Party has given the other Party not less than sixty (60) days notice (or in the case of non-payment pursuant to Clause 3 then thirty (30) days notice) to remedy any alleged breach or provide evidence of substantial progress towards a cure and the other Party has failed to do so. The place of arbitration shall be Copenhagen, Denmark. The award rendered shall be final and binding upon both Parties, and there shall be no recourse to any court except to enforce said award, subject to Clause 12.4. The judgment rendered by the arbitrator(s) shall include costs of arbitration, reasonable attorneys’ fees and reasonable costs for any expert and other witnesses.

12.4	Nothing in this Amended and Restated Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy) from any court of competent jurisdiction as necessary to protect either Party’s name, proprietary information, trade secrets, know-how or any other proprietary rights, but resolution of substantive disputes and all financial remedies shall only be dealt with in accordance with Clause 12.3. Further, judgment upon the arbitration award may be entered in any court of competent jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

13.	TRADEMARKS.

13.1	SSI shall be responsible for the selection, registration and maintenance of all trademarks that are or may be employed in connection with Diagnostic Antigens and SSI shall own and/or control any such trademarks. In marketing Licensed Product(s), OXFORD will clearly label such Licensed Product(s) in compliance with the law, including the marking of all applicable patent numbers, and in strict compliance with SSI’s reasonable trademark policy with respect to Diagnostic Antigens.

13.2	Upon SSI’s request and in accordance with local regulatory labeling requirements, OXFORD will include on all labels and other packaging material of the Licensed Product(s) as well as in any of its sales promoting materials, including but not limited to materials displayed in an electronic format, a reference to SSI as the provider of and, if applicable, the manufacturer of the Diagnostic Antigens in accordance with SSI’s reasonable guidelines, and if SSI desires, a potential SSI trademark.

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14.	NOTICES.

14.1	Any notice required or permitted under this Amended and Restated Agreement shall be deemed given if delivered (i) personally, (ii) by facsimile transmission (receipt verified), (iii) by registered or certified mail (return receipt requested), postage prepaid, or (iv) sent by express courier service (receipt verified), to the following addresses (or any addresses designated in writing by the relevant Party) of the Parties:

If to SSI	If to OXFORD

Statens Serum Institut	Oxford Immunotec Limited
Artillerivej 5	94C Milton Park
2300 København S	Abingdon
OX14 4RY
Denmark	United Kingdom
Attention: Chief Executive Officer	Attention: Chief Executive Officer

With a copy to:	with a copy to:
Legal Advisor	Patricia Randall
Oxford Immunotec, Inc.
Two Mount Royal Avenue, Suite 100
Marlborough, MA 01752
USA

Telephone: +45 3268 3212	Telephone: +1 508 573 9962
Facsimile: +45 3268 3795	Facsimile: +1 508 481 4672

14.2	Any notice required or permitted to be given pursuant to this Amended and Restated Agreement shall be effective upon receipt by SSI or OXFORD, as the case may be.

15.	ASSIGNMENT; CHANGES OF CONTROL.

15.1	Neither this Amended and Restated Agreement nor any interest hereunder shall be assignable by either Party without the written consent of the other, provided however that:

(a)

SSI may assign this Amended and Restated Agreement together with those intellectual property rights, including but not limited to Licensed Patents, and that Know-How, necessary for the performance of SSI’s duties herein, without obtaining OXFORD’s consent to any corporation or other entity with which SSI may merge or consolidate, and/or to any corporation or other

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entity to which SSI may transfer all or substantially all of SSI’s assets, through actions undertaken by, in the interests of or on behalf of the Danish government;

(b)	SSI may freely assign any Licensed Patent, provided, however, that such assignment does not prejudice the rights of OXFORD herein;

(c)	Subject to Clause 15.4 OXFORD may assign this Amended and Restated Agreement to any entity to which it transfers the whole or substantially the whole of its business and assets relating to the development and/or sale of Licensed Products; and

(d)	OXFORD may otherwise assign this Amended and Restated Agreement with SSI’s consent, which consent will not be unreasonably withheld or delayed. Notwithstanding Clause 1.2 OXFORD shall, as regards this Clause 15.1, be deemed to be Oxford Immunotec Ltd., as set forth in the introductory Clause of this Amended and Restated Agreement, and any assignment by OXFORD to any of its Affiliates shall require SSI’s consent, which may not be unreasonably withheld or delayed.

15.2	Further SSI is permitted by law to change its legal status to become a limited company in accordance with the Danish Company’s Act (APS or A/S) provided, however, that no such change shall alter, amend or affect its obligations and liabilities under this Amended and Restated Agreement.

15.3	Transfer in contravention of this Clause 15 shall be considered a material breach of this Amended and Restated Agreement pursuant to Clause 16.8 below. Subject to other provisions of this Clause 15, all rights and obligations under this Amended and Restated Agreement and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective Parties. Any assignment in violation of the foregoing shall be null and void.

15.4	If (a) any person not having control of OXFORD as of the date of the last signature of this Amended and Restated Agreement subsequently acquires control of OXFORD, or (b) the benefit of this Amended and Restated Agreement is assigned to any person in accordance with Clause 15.1(c), and in either case the person concerned is at the time of such acquisition or assignment developing or commercializing a diagnostic test for tuberculosis infection that competes or would when commercialized be likely to compete with Licensed Products, this Amended and Restated Agreement will automatically terminate upon such acquisition or assignment unless either:

(i)	SSI has previously given its consent in writing to the acquisition or assignment; or

(ii)	OXFORD has notified SSI in writing of the proposed acquisition or assignment at least 45 days prior to its taking effect and SSI has not objected to it in writing to OXFORD within 30 days after receiving that notification.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

In this Clause “having control of OXFORD” means the possession, directly or indirectly, of more than 50% of the issued share capital, issued stock or other securities of, or the voting or the management rights in OXFORD.

The provisions of Clause 15.4(a) hereof shall expire and be of no further force and effect upon OXFORD completing a successful application for admission to listing of any of its share capital on the London Stock Exchange, a US stock exchange (including NYSE, NASDAQ or AMEX), or any other comparable exchange or marketplace.

16.	TERM, TERMINATION, AND RENEGOTIATION

16.1	The Agreement commenced on the Effective Date. All rights and obligations under the Agreement, except under this Clause 16.1, were suspended until both the OXFORD Condition was either satisfied or waived by OXFORD and the SSI Condition was either satisfied or waived by SSI, in each case within eight weeks after the Effective Date.

16.2	This Amended and Restated Agreement may not be terminated by either Party except in accordance with this Clause 16. This Clause 16.2 shall be without prejudice to the other provisions of this Amended and Restated Agreement.

16.3	Without prejudice to Annex E, unless otherwise terminated, this Amended and Restated Agreement shall expire 5 years after the expiration of the last to expire of the individual Licensed Patents listed in Annex A as of the Effective Date.

16.4	From the Effective Date, OXFORD shall:

(a)	Obtain Regulatory Approval in [***] Territory within eighteen (18) months;

(b)	Initiate a pivotal clinical trial in [***] within twenty four (24) months;

(c)	Submit a premarket approval dossier to [***] for the purpose of obtaining Regulatory Approval for a Licensed Product in [***] within fifty eight (58) months;

(d)	Obtain Regulatory Approval in [***] within seventy two (72) months;

(e)	Obtain Regulatory Approval in [***] within ninety-six (96) months.

16.5

If OXFORD does not satisfy one or more of the conditions in Clause 16.4(a) through Clause 16.4(e), SSI shall have the right, subject to the remainder of this Clause 16.5, at SSI’s sole discretion to convert the license granted under Clause 2.1 for the relevant part of the Territory to a non-exclusive license, without any compensation whatsoever to OXFORD, or to terminate the licenses granted under Clauses 2.1 and 2.2 for the relevant part of the Territory concerned in each case on written notice served no later than 30 days prior to the relevant deadline. [***] Without prejudice to the foregoing and to SSI’s other rights and remedies herein, SSI may not terminate this entire Amended and Restated Agreement under Clause 16.8 for a single default by OXFORD of a single deadline set forth in Clauses 16.4(a)–(e). Notwithstanding the foregoing, but without prejudice to (a) SSI’s rights to terminate in accordance with other Clauses than Clause 16.5 and (b) SSI’s rights

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to convert the license to a non-exclusive license, SSI shall only have the right to terminate the licenses granted under Clauses 2.1 and 2.2 for [***] if OXFORD has not obtained Regulatory Approval in [***] within one hundred and forty-four (144) months after the Effective Date, and any notice served before that date shall be void and shall have no effect.

16.6	Intentionally Omitted

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16.7	If OXFORD, at any time during the Term, challenges in writing in any way the confidentiality, validity or necessity of any of the Licensed Patents or other of SSI’s intellectual property rights or Know-How covered by this Amended and Restated Agreement, in whole or in part, in any place of the world, SSI may terminate this Amended and Restated Agreement with immediate effect upon written notification to OXFORD hereof. If any of OXFORD’s sub-licensees to the Licensed Technology, at any time during the Term, challenges in writing in any way the confidentiality, validity or necessity of any of the Licensed Patents or other of SSI’s intellectual property rights or Know-How covered by this Amended and Restated Agreement, in whole or in part, in any place of the world, this shall be considered a material breach and SSI may terminate this Amended and Restated Agreement according the provisions of Clause 16.8.

16.8	If either Party is in material breach of this Amended and Restated Agreement (including Annex E) and if such breach is not cured or if substantial progress towards a cure is not underway within sixty (60) days (or in the case of non-payment pursuant to Clause 3, thirty (30) days) after receiving written notice from the other Party with respect to such breach, the other Party may terminate this Amended and Restated Agreement at the end of such sixty (60) (or thirty (30)) day period by written notice. If SSI terminates this Amended and Restated Agreement for breach by OXFORD under this Clause 16.8 then, without further action on the part of either Party, all rights, options and licenses granted to OXFORD pursuant to this Amended and Restated Agreement, including without limitation rights and licenses to all Licensed Technology shall revert to SSI and OXFORD shall retain no rights therein.

16.9	Either Party may terminate this Amended and Restated Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of Denmark or of any individual state or foreign country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver of trustee of the Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a Party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of creditors, or upon the decision by the board of directors of the other Party to commence any of the foregoing activities, and if OXFORD is the Party in default, then, without further action on the part of either Party, all rights, options and licenses granted to OXFORD pursuant to this Amended and Restated Agreement, including without limitation rights and licenses to all Licensed Patents and Know-How shall revert to SSI and OXFORD shall retain no rights therein.

16.10

OXFORD may terminate this Amended and Restated Agreement on written notice to SSI at any time in the period of five (5) years after the Effective Date if OXFORD ceases to carry on business (other than following a disposal of the whole or substantially the whole of its business and assets pursuant to Clause 15.1(c)). A notice under this Clause will only be valid if OXFORD at the same time demonstrates to SSI that there was no reasonably commercially viable business in

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the sale and use of Licensed Products. On termination of this Amended and Restated Agreement pursuant to this Clause OXFORD must fully and finally assign to SSI, free of charge, all Improvements, that cannot be effectively used separately from the Licensed Technology. SSI shall also have an exclusive option, to be exercised within six months of receipt of OXFORD’s notice of termination under this Clause 16.10, to obtain full and final transfer, at fair market value taking into consideration all relevant circumstances at that time, of any and all of OXFORD’s other Improvements.

16.11	If any of the circumstances set out in Clause 16.12 occur OXFORD may serve written notice on SSI requesting re-negotiation of any part of this Amended and Restated Agreement as it relates to any part of the Territory affected by the relevant circumstance or circumstances, other than licenses of Improvements and the cross license in Annex E. Within 14 days after receipt of this notice the Chief Executive Officers of the Parties must meet and seek to agree appropriate amendments to this Amended and Restated Agreement which take into account the relevant circumstance or circumstances. If, within 30 days after this meeting (or such longer period as the Parties may agree), the Parties have not reached agreement on appropriate amendments, either Party may request mediation of the matters in dispute under the ICC ADR Rules by a mediator with experience in the licensing of patents in the clinical diagnostic field, and the Parties will take part in that mediation. If after a further period of 6 months the Parties are still unable to agree appropriate amendments, or if SSI fails to participate or continue to participate in the mediation, OXFORD may terminate this Amended and Restated Agreement on 12 months written notice in relation to that part of the Territory affected by the relevant circumstance or circumstances, or in whole if the relevant circumstance or combination of circumstances affects the entire Territory or is not limited to any particular part of the Territory.

16.12	The circumstances referred to in Clause 16.11 are the following, whether in the whole or any part of the Territory:

(a)	SSI’s right to sub-license to OXFORD any of the Licensed Patents that are licensed to SSI by Stanford University or Corixa Corporation (or any related company) is terminated or substantially curtailed in a manner that materially prejudices the rights granted to OXFORD under this Amended and Restated Agreement.

(b)	Intentionally Omitted

(c)	Intentionally Omitted

(d)

SSI grants a license to any Third Party to use one or more antigens other than Diagnostic Antigens in a product which is designed to diagnose or is capable of diagnosing tuberculosis infection in humans by means of a cellular immune response and SSI had not previously offered a license to OXFORD to incorporate that antigen or those antigens in such a product using ELISPOT technology, or SSI had offered such a license to OXFORD

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but OXFORD had declined such a license and the license to the Third Party is on terms that are more favourable than the best terms previously offered to OXFORD.

16.13	Intentionally Omitted

16.14	Intentionally Omitted

16.15	Notwithstanding any other provision herein, if, solely and directly as a result of any of the following force majeure events one Party’s performance of any of its obligations under this Amended and Restated Agreement becomes impossible or substantially impossible, that Party shall not be required to perform those obligations while performance of them remains impossible or substantially impossible, provided that such event could not reasonably have been expected or foreseen at the time of the Effective Date, that such event is outside the reasonable control of that Party and does not arise from any form of breach or negligence by that Party, and that that Party has undertaken all reasonable efforts to avoid or reduce the impact of said event: strikes, lock-out, severe and prolonged boycotts, storm, flood, lightning, fire, earthquake and other natural catastrophes, acts of God, war, riot or other violent civil disturbances, acts of terrorism, epidemics or pandemics, delays en-route, severe and prolonged shortages of essential materials, severe and prolonged lack of essential utility services or breakdown or essential machinery or equipment, substantial and prolonged default by suppliers and sub-contractors, severe and prolonged disruptions to essential markets or to essential financial or banking systems, and any policy or restriction of relevant governments involving Regulatory or Marketing Approvals and the subsequent sale and supply of Licensed Products or acquisition of Diagnostic Antigens. The Party asserting the force majeure event shall without undue delay notify the other Party in writing hereof. Further, if after a period of at least 225 days after such notification the Party asserting the force majeure event is still seeking to rely on the force majeure event to excuse performance of its ongoing obligations, the other Party may, in writing, terminate this Amended and Restated Agreement with immediate effect, and both Parties shall be discharged of their duty of performance herein, but without prejudice to that performance and corresponding consideration existing and due before the onset of the force majeure event. The Parties expressly agree that the mere impracticability of performance, including but not limited to substantially increased costs and expenses of performance, shall not be cause for asserting force majeure.

If a force majeure event causes the impossibility or substantial impossibility of OXFORD’s performance of its cumulative material obligations only in the [***], then the foregoing force majeure provisions shall apply solely to that individual territory(ies), and shall be without prejudice to the validity of this Amended and Restated Agreement in the unaffected parts of the Territory.

Neither Party may assert economic hardship as a cause for termination or renegotiation of this Amended and Restated Agreement, and OXFORD may not assert frustration of purpose as a cause for termination or renegotiation hereof.

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16.16	If SSI terminates this Amended and Restated Agreement in respect of any part of the Territory, thereafter (with effect from the date on which termination in respect of that part of the Territory occurs) the minimum royalty mentioned in Clause 3.3 shall be deemed to be zero for the Subterritory affected by the termination. This does not in any way imply an obligation for SSI to refund to OXFORD any minimum royalty paid prior to said termination.

16.17	Each Party hereby waives any claim or rights it has against the other, including without limitation the right to terminate or otherwise revise the terms of the Agreement, based on a Party’s failure to comply, at any time on or before the date of this Amended and Restated Agreement, with the provisions of Clauses 3.3, 3.5, 3.11, 6.3, 6.4, 6.5, 6.7, 9.6, 9.7 or under any other provision of the Agreement that has been omitted from this Amended and Restated Agreement.

17	RIGHTS AND DUTIES UPON TERMINATION

17.1	Upon lawful termination of this Amended and Restated Agreement by SSI, SSI may retain any sums already paid by OXFORD hereunder, and OXFORD shall pay all sums accrued hereunder which are then due.

17.2	Upon termination of this Amended and Restated Agreement other than under Clause 16.1, OXFORD shall notify SSI of the amount of Licensed Product(s) OXFORD and its Affiliates and distributors then have on hand, the sale of which would, but for the termination, be subject to payments hereunder, and OXFORD and its Affiliates and distributors shall thereupon be permitted to sell that amount of Licensed Product(s), provided that OXFORD shall pay to SSI the amounts payable thereon at the time herein provided for; provided, however, that in the event such termination is for OXFORD’s material breach pursuant to Clause 16.8, OXFORD may not sell such remaining Licensed Product(s) without SSI’s prior written consent.

17.3	Subject to Clause 17.4 and to any express terms of this Amended and Restated Agreement to the contrary, on termination or expiry of this Amended and Restated Agreement for any reason all licenses to OXFORD of the Licensed Technology (including, in particular, the Know-How) will cease immediately. If this Amended and Restated Agreement is terminated or expires, for any reason, in part but not all of the Territory, then, all licenses to OXFORD of the Licensed Technology (including Know-How) will immediately cease in the part of the Territory concerned. Notwithstanding the foregoing, on termination of this Amended and Restated Agreement in whole OXFORD will have the right to sell or supply its existing stocks of Licensed Products for a period of [***] ([***]) months after the date of termination, subject to payment to SSI of royalties on such sales or supplies at the rate and on the terms applying prior to termination, and on termination of this Amended and Restated Agreement for a part of the Territory only OXFORD will have the right for a period of [***] ([***]) months from such termination to sell or supply any of its existing stocks of Licensed Products that are specially adapted for the part of the Territory concerned and that cannot be sold in a part of the Territory for which OXFORD continues to be licensed, subject to payment to SSI of royalties on such sales or supplies at the rate and on the terms applying prior to termination.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

17.4	Expiration or early termination of this Amended and Restated Agreement (other than under Clause 16.1) shall not relieve either Party of its obligations incurred prior to such expiration or early termination. In addition, Clauses 8, 9, 11, 12, 14, 17, 18, 19 and the provisions of Annex E, shall, unless otherwise stated therein, survive any expiration or early termination of this Amended and Restated Agreement.

18	INDEMNIFICATION

18.1	OXFORD undertakes to indemnify, defend and hold harmless SSI from and against any and all claims (including personal injury and product liability), actions, proceedings, liabilities, damages or losses, including reasonable legal expenses, costs and attorney fees (collectively, “Losses”), that arise from any manufacturing of Licensed Product or any use, marketing or sales of Licensed Product; provided, however, that, without prejudice to SSI’s rights and remedies under the law of contract, OXFORD shall have no obligation to indemnify SSI to the extent that such Losses are the result of SSI’s breach of this Amended and Restated Agreement, negligence, willful misconduct or any defect in any products or information supplied by SSI.

18.2	SSI undertakes to indemnify, defend and hold harmless OXFORD from and against any and all Losses arising from or based on SSI’s negligence or intentional misconduct or any defect in any products or information supplied by SSI.

18.3	OXFORD acknowledges and agrees that SSI has no responsibility or liability for and no control over development or clinical studies conducted by or on behalf of OXFORD and/or its Affiliates, utilizing Licensed Product(s) and that any such studies in respect to Licensed Product(s) shall be the sole responsibility of OXFORD. OXFORD agrees to indemnify and hold harmless SSI, its officers, directors, shareholders, partners and employees and will defend them from and against any and all Losses arising out of or relating to the alleged or actual unapproved or unauthorized introduction by OXFORD, its Affiliates or distributors of Licensed Product(s) and/or Diagnostic Antigens in commerce anywhere in the world.

18.4

OXFORD undertakes to indemnify and hold harmless SSI, its officers, directors, shareholders, partners and employees from any Losses, arising out of or relating to any claim, complaint, suit, proceeding or cause of action against any of them alleging physical injury, including death, brought by or on behalf of an injured party; loss of service or consortium or a similar such claim, complaint, suit, proceeding or cause of action brought by a friend, spouse, relative or companion of an injured party due to such physical injury or death and arising out of the manufacture, marketing, sale, distribution, administration, utilization and/or ingestion of Diagnostic Antigens and/or Licensed Product(s) sold or otherwise provided to the injured party by OXFORD, an Affiliate and/or its distributors; provided, however, that, without prejudice to SSI’s rights and remedies under the law of contract, OXFORD shall have no obligation to indemnify SSI to the extent

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that such liability is the result of SSI’s breach of this Amended and Restated Agreement, negligence or intentional misconduct or any defect in any products or information supplied by SSI.

18.5	If either OXFORD or SSI, or any Affiliate of OXFORD or SSI (in each case an “Indemnified Party”), receives any written claim which it believes is the subject of indemnity under this Clause 18 by either OXFORD or SSI, as the case may be (in each case an “Indemnifying Party”), the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice thereof to the Indemnifying Party, including full particulars of such claim to the extent known to the Indemnified Party; provided, however, that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to the Indemnified Party. The Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and at the cost of the Indemnifying Party. If the Indemnifying Party so assumes such defense, the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be borne solely by the Indemnified Party. If the Indemnifying Party does not so assume the defense of such claim, the Indemnified Party may assume such defense with counsel of its choice at the sole expense of the Indemnifying Party.

18.6	The Party not assuming the defense of any such claim shall render all reasonable assistance to the Party assuming such defense, and all out-of-pocket costs of such assistance shall be borne solely by the Indemnifying Party.

18.7	No such claim shall be settled other than by the Party defending the same, and then only with the consent of the other Party, which shall not be unreasonably withheld; provided, however, that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which imposes on the Indemnified Party any liability or obligation which cannot be assumed and performed in full by the Indemnifying Party.

18.8	The aggregate liability of either Party to the other under this Amended and Restated Agreement or in relation to any matter arising out of this Amended and Restated Agreement shall not in any circumstances exceed the greater of [***] Euros or [***]. The above limit does not apply to OXFORD’s liability under Clause 18.4, where OXFORD’s liability will be limited to the extent of the insurance coverage that is it is required to carry under this Amended and Restated Agreement. Said limitations of liability shall not apply in cases of gross negligence or willful misconduct.

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19	MISCELLANEOUS

19.1	This Amended and Restated Agreement shall not constitute or give rise to an agency, partnership or joint venture between the Parties and each Party’s performance hereunder is that of a separate, independent entity.

19.2	Nothing in this Amended and Restated Agreement shall be deemed or implied to be the grant by either Party to the other of any right, title or interest in any product, material or proprietary rights of the other except as may be expressly provided for in this Amended and Restated Agreement.

19.3	If any portion of this Amended and Restated Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect. If any of the terms or provisions of this Amended and Restated Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

19.4	This Amended and Restated Agreement and all Annexes and Exhibits hereto constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all previous writings and understandings. No terms or provisions of this Amended and Restated Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may mutually amend this Amended and Restated Agreement by written instruments specifically referring to and executed in the same manner as this Amended and Restated Agreement.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amended and Restated Agreement to be executed by its duly authorized officer as of the date first written above.

STATENS SERUM INSTITUT	OXFORD IMMUNOTEC LTD.

By:	By:

/s/ Nils Strandberg Pedersen	/s/ Peter Wrighton-Smith
Nils Strandberg Pedersen,	Peter Wrighton-Smith
President and CEO	CEO

By:

/s/ Pia Lading
Pia Lading,
Executive Vice President,
Division of Vaccine

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ANNEX A

LICENSED PATENTS

Diagnostic Antigen	Country	No.	Status	Filing or issuance date (mm/dd/yyyy)

CFP-10		WO 9709428	Converted	08/30/1996
CFP-10	USA	US 6290969	Issued	09/18/2001
CFP-10	USA	US 6338852	Issued	01/15/2002
CFP-10	USA	US 09/724,685	Pending	11/28/2000
CFP-10	Australia	AU 727602	Issued	12/14/2000
CFP-10	Brasil	BR 9610262	Pending	08/30/1996
CFP-10	Canada	CA 2230885	Pending	08/30/1996
CFP-10	China	CN 1200147	Pending	08/30/1996
CFP-10	Czech Rep.	CZ 9800628	Pending	08/30/1996
CFP-10	Hungary	HU 9900902	Pending	08/30/1996
CFP-10	Israel	IL 123506	Pending	08/30/1996
CFP-10	Norway	NO 9800883	Pending	08/30/1996
CFP-10	Poland	PL 325373	Pending	08/30/1996
CFP-10	Turkey	TR 9800411	Pending	08/30/1996
CFP-10	South Africa	ZA 9607394	Pending	08/30/1996
CFP-10	Europe	EP 851927	Pending	08/30/1996
CFP-10		WO 9709429	Converted	08/30/1996
CFP-10	Australia	AU 9671587	Pending	08/30/1996
CFP-10	Europe	EP 850305	Pending	08/30/1996
CFP-10	Japan	JP 11514217	Pending	08/30/1996
CFP-10	Brasil	BR 9610268	Pending	08/30/1996
CFP-10	Canada	CA 2230927	Pending	08/30/1996
CFP-10	China	CN 1200146	Pending	08/30/1996

TB7.7*		WO 0011214	Converted	08/10/1999
TB7.7		WO 0104151	Converted	07/13/2000
TB7.7*	USA	US 09/894844	Pending	06/01/2001
TB7.7*	Europe	EP 1108060	Pending	08/10/1999
TB7.7	Australia	AU 596640	Pending	07/13/2000
TB7.7	Canada	CA 2378763	Pending	07/13/2000
TB7.7	Japan	JP 2001509760	Pending	07/13/2000
TB7.7	Denmark	PA 2003 00699	Pending

TB12.3*		WO 0011214	Converted	08/10/1999
TB12.3		WO 0104151	Converted	07/13/2000
TB12.3*	USA	US 09/894844	Pending	06/01/2001
TB12.3*	Europe	EP 1108060	Pending	08/10/1999
TB12.3	Australia	AU 596640	Pending	07/13/2000
TB12.3	Canada	CA 2378763	Pending	07/13/2000

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Diagnostic Antigen	Country	No.	Status	Filing or issuance date (mm/dd/yyyy)

TB12.3	Japan	JP 2001509760	Pending	07/13/2000
TB12.3	Denmark	PA 2003 00699	Pending	05/08/2003

TB 37.6		WO 9844119	Converted	04/01/1998
TB 37.6	Japan	JP 2001515359	Pending	04/01/1998
TB 37.6	Europe	EP 972045	Pending	04/01/1998
TB 37.6	Canada	CA 2285625	Pending	04/01/1998
TB 37.6		WO 9924577	Converted	10/08/1998
TB 37.6	USA	US 09/872505	Pending	06/01/2001
TB 37.6	Canada	CA 2319380	Pending	10/08/1998
TB 37.6	Europe	EP 1029053	Pending	10/08/1998
TB 37.6	Australia	AU 301501	Pending	10/10/2002
TB 37.6	Denmark	PA 2003 00699	Pending	05/08/2003

TB 27.4		WO 0179274	Converted	04/19/2001
TB 27.4	USA	US 10/274207	Pending	04/19/2001
TB 27.4	Canada	CA 2405247	Pending	04/19/2001
TB 27.4	Europe	EP 1278769	Pending	04/19/2001
TB 27.4	Australia	AU 5029401	Pending	04/19/2001
TB 27.4	Denmark	PA 2003 00699	Pending	05/08/2003

ESAT-6		WO 9501441	Converted	7/01/1994
ESAT-6	USA	US 5955077	Issued	21/08/1999
ESAT-6	Europe	EP 706571	Pending	7/01/1994
ESAT-6	Australia	AU 682879	Issued	23/10/1997
ESAT-6	Canada	CA 2165949	Pending	7/01/1994
ESAT-6	New Zealand	NZ267984	Issued	22/09/1997

RV3879		WO 0179274

SSI has obtained the right to Diagnostic Antigens marked “*” from THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of State of California.

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ANNEX B

PART 1 - OXFORD ELISPOT PATENTS

PART A

No	Country	Status	Filing or issuance date (dd/mm/yyyy)
WO9823960 EP941478	PCT EPO:	Converted Granted	International filing date: 25/11/1997
(97913336.0)	Austria	-	Europe grant date:
	Belgium	-	06/06/2002
	Switzerland	-	-
	Germany	-	-
	Denmark	-	-
	Spain	-	-
	Finland	-	-
	France	-	-
	United	-	-
	Kingdom	-	-
	Ireland	-	-
	Italy	-	-
	Liechtenstein	-	-
	Netherlands	-	-
	Sweden		-
09/308,725	USA	Pending	-
524410/98	Japan	Pending	-
50632/98 (728357)	Australia	Granted	04/01/2001
2,272,881	Canada	Pending	25/11/1997

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PART B

WO0254072	PCT	Entered national phase	Priority date 8th Jan 2001
Nominated:
		Europe	International filing
		US	date 8th January
		Australia	2002
Canada
Czech Republic
India
Japan
New Zealand
Philippines
0215710.5 0215712.1*	UK	Entered PCT in July 2003 Awaiting notification of PCT numbers	5/7/2002 new date

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PART II - OXFORD ESAT-6 PATENTS

No	Country	Status	Filing or issuance date (dd/mm/yyyy)
WO0026248 EP1144447 (99952697.3)	PCT EPO (All states)	Converted Pending	03/11/1999 -
09/830,839	USA	-	19/02/2002
2002-532064	Japan	-	-
9964809*	Australia*	-	-
9915055*	Brasil*
2348475*	Canada*
1350546A*	China*
W-00 2001 00974*	Indonesia*
PA/a/2001/004469*	Mexica*
20013356*	South Africa*	Granted*
EP1152012 (01109298.8)	EPO (All states)	Pending	25/11/1997
33441/01	Australia	-	-
US 2002/0131976A	USA	Pending	Filing date: 27/07/2001
Priority date: 21/12/1999

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ANNEX C

DIAGNOSTIC ANTIGENS

A combination of proteins listed below

ESAT-6

CFP-10

TB7.7

TB12.3

TB37.6

and/or peptides derived from the following proteins

ESAT-6

CFP-10

TB7.7

TB12.3

TB37.6

TB27.4

RV3879

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ANNEX D

Intentionally Omitted

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ANNEX E

1.	Grant of License. OXFORD grants SSI a [***] license (“the Cross License”), [***] (subject to paragraph 2 below), to the Oxford ESAT-6 Patents and the Oxford Know-How for research into and the development, production, marketing and sale of a diagnostic test for use in the field of in vitro or in vivo diagnosis of tuberculosis in humans and/or research into and the development, production, marketing and sale of a prophylactic and/or therapeutic vaccine against tuberculosis, provided such test or vaccine shall incorporate one or more of the Diagnostic Antigens. For the sake of clarity the inclusion of Diagnostic Antigens in such test or vaccine shall not itself constitute exploitation of the Cross License in accordance with paragraph 3 of this Annex E. The Cross License shall exclude the field of Elispot-based diagnosis and/or Elispot-based monitoring of tuberculosis infection, disease, therapy or immunotherapy. The license includes the grant of a right to SSI to have any of the cross-licensed activities carried out on its behalf by a Third Party non-licensee. In this Annex the expression “Cross-Licensed Patents” shall mean the patents licensed under this paragraph 1, and those patents that will be included in the Cross License upon SSI’s exercise of either or both of the options in paragraphs 17 and 18 of this Annex E.

2.	[***].

(a) SSI may not without OXFORD’s prior written consent [***]. Within the first year after the Effective Date, OXFORD must notify SSI before taking any such infringement proceedings, and will not take any such proceedings within 90 days after said notification, unless SSI shall have given its prior consent. Further within the first year after the grant of the first of the Diagnostic Method Patents (excluding grant in India, the Czech Republic and the Philippines), OXFORD must notify SSI before taking any infringement proceedings in relation to the Diagnostic Method Patents, and will not take any such proceedings within 90 days after said notification, unless SSI shall have given its prior consent.

(b) [***], SSI will, provided that OXFORD shall keep such information confidential (although OXFORD shall be allowed to pass on such information to Isis Innovation Limited), [***] notify OXFORD in writing of the identity of any Third Party non-licensee and nature of the activity carried out by said Third Party.

3.	Intentionally Omitted

4.

[***], SSI will ensure that obligations and conditions matching those recorded in this Annex, and sufficient to protect the confidentiality of the Oxford Know-How, the Cross-Licensed Patents and the interests of OXFORD, are imposed by SSI on every [***] Third Party; and, that in no circumstances do the terms of any [***] in force from time to time conflict with the terms of the Cross License. In particular, but without limitation, SSI will procure that [***] of all or part of the rights the subject of

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the Cross License are prohibited from challenging the validity of any of such rights, and will exercise its right to terminate any [***] to any person in breach of such prohibition.

5.	Patent Marking. SSI will ensure that any products manufactured or sold [***] which are covered by any of the Cross-Licensed Patents, and the packaging associated with them, are marked suitably with any relevant patent or patent application numbers to satisfy the laws of each of the countries in which such products are sold or supplied and in which they are covered by the valid claims of any patent or patent application.

6.	[***]

7.	Protection of Patents. Clause 9.11 of the Amended and Restated Agreement shall apply in relation to the subject-matter of the Cross License to protect OXFORD as it applies to the subject-matter of SSI’s licenses to OXFORD to protect SSI, but SSI shall have no obligation to undertake any such protection of the Cross-Licensed Patents.

8.	Warranties. OXFORD gives the following warranties to SSI in relation to the Cross-Licensed Patents:

(a) as of the Effective Date, the Cross-Licensed Patents are the only patents owned or controlled by OXFORD relating specifically to the Diagnostic Antigens.

(b) as of the Effective Date, so far as OXFORD is aware all renewal and maintenance fees have been paid in respect of all the patent applications and granted patents in the Cross-Licensed Patents, except for those marked with an asterisk;

(c) as of the Effective Date, neither OXFORD nor, so far as it is aware, its licensor of any of the Cross-Licensed Patents has previously granted any license, option, right of first refusal or other right that might interfere with, limit or prevent the grant of the rights granted to SSI under this Amended and Restated Agreement;

(d) as of the Effective Date, so far as OXFORD is aware, none of the Cross-Licensed Patents is subject to any opposition, interference or other adverse proceeding except that (a) European Patent No. 0941478 is subject to opposition; and (b) European patent application no. 99952697.3 is the subject of Third Party observations filed by SSI, and no such proceeding is threatened;

(e) as of the Effective Date, (i) OXFORD is not in breach of any agreement under which any of the Cross-Licensed Patents are licensed to OXFORD and is not aware of any reason why any such agreement may be terminated, (ii) OXFORD has not received any notice of termination or notice of breach in relation to any such agreement, and no such notice has been threatened and (iii) OXFORD is not aware of any reason why any such agreement may not be valid and legally binding on all Parties.

(f) as of the Effective Date, OXFORD is not aware of any reason why any Third Party (other than Isis Innovation Limited) may claim ownership over the Cross-Licensed Patents.

(g) as of the Effective Date, OXFORD has the right to enforce or procure the enforcement of the Cross-Licensed Patents.

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(h) Oxford shall keep SSI timely informed of the status of any developments or events that may materially, adversely affect the enforceability of the Cross-Licensed Patents.

9.	Term of Cross-License. Provided that the Cross License is not terminated under one of the other provisions hereunder, the Cross License shall remain in force until the expiry of the last to expire of the Cross-Licensed Patents or for a period of ten (10) years from the first commercialization of any product incorporating the Cross-Licensed Patents or the OXFORD Know-How or any combination thereof within the European Union, whichever is longer.

10.	No Challenge. OXFORD may terminate the Cross License with immediate effect if at any time SSI challenges the confidentiality of the Oxford Know-How, or the validity or necessity of any of the Cross-Licensed Patents. OXFORD may terminate the Cross License in accordance with paragraph 11 of this Annex E if at any time one of SSI’s [***] challenges the confidentiality of the Oxford Know-How, or the validity or necessity of any of the Cross-Licensed Patents.

11.	Termination for Material Breach. If either Party is in material breach of any of the terms of this Annex E and if such breach is not cured or if substantial progress toward a cure is not underway within sixty (60) days after receiving written notice from the other Party with respect to such breach, the non-breaching Party may terminate the Cross License and the options granted in paragraphs 17 and 18 below at the end of such sixty (60) day period by written notice.

12.	Termination for Insolvency and on Termination of Amended and Restated Agreement. OXFORD may terminate the Cross License and the options granted in paragraphs 17 and 18 below if, at any time, SSI shall file in any court or agency pursuant to any statute or regulation of Denmark or of any individual state or foreign country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver of trustee of the Party or of its assets, or if SSI proposes a written agreement of composition or extension of its debts, or if SSI shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if SSI shall propose or be a Party to any dissolution or liquidation, or if SSI shall make an assignment for the benefit of creditors, or upon the decision by the board of directors of SSI to commence any of the foregoing activities. The Cross License and the options granted in paragraphs 17 and 18 will terminate on termination of this Amended and Restated Agreement under Clause 16.1, by OXFORD under either Clauses 16.8 or 16.9 or on wrongful termination of this Amended and Restated Agreement by SSI.

13.	Intentionally Omitted

14.

Improvements. Any improvements to the Cross-Licensed Patents and the related Oxford Know-How (together “Cross Licensed Technology”) made by either Party shall remain their own property. However, if OXFORD makes any improvement to the Cross Licensed Technology which (a)(i) in the case of a granted patent where said

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patent cannot be practised without using the Diagnostic Antigens or (ii) in the case of a patent application where said patent application cannot be practised without the Diagnostic Antigens or is not reduced to practice without the Diagnostic Antigens, and (b) is not covered by Clause 8.2 of the Amended and Restated Agreement, then OXFORD shall offer to SSI to have said improvements included in this Cross License without any additional payment obligations. If SSI [***] makes any improvement to the Cross Licensed Technology SSI shall disclose the improvement to OXFORD and OXFORD may elect, by written notice, to take a non-exclusive, royalty-free license of the improvement in the field of in vitro diagnosis of Tuberculosis in humans using an Elispot based detection of T-cells using any fluid sample not being whole blood as the diagnostic assay and in all fields outside the treatment and diagnosis of tuberculosis, for a period that is the greater of the duration of any patent protection for said improvement or 10 years from the first commercialization of said improvement in the European Union. [***] In this paragraph “improvement” means an improvement, enhancement or development of the subject matter of a patent or of confidential information that cannot be practised without infringing the relevant patent or using the relevant confidential information.

15.	Indemnification. The provisions of Clause 18 of this Amended and Restated Agreement shall apply mutatis mutandis in relation to the Cross License as if references to SSI were to OXFORD and vice versa, references to the Licensed Patents and Know-How were to the Cross-Licensed Patents and the Oxford Know-How, references to Licensed Products were to products made or sold pursuant to the Cross License.

16.	Exercise of Rights Cross-Licensed. This Annex E implies no obligation on SSI to undertake any special degree of diligence or timeliness in exercising the cross-licensing rights granted herein.

17.	Option over Core Patents. OXFORD grants SSI an option to have included in the Cross License those Oxford Elispot Patents listed in Part A of Part 1 of Annex B and related Oxford Know-How (“the Core Technology”), without altering the scope of the activities cross-licensed as described in paragraph 1 above, except that under no circumstances shall SSI have the right to make, have made, sell or otherwise dispose of any product, which is for research use only and for the measurement, monitoring or assessment of the activity of T-cells in body fluids using the Core Technology. This option may be exercised within 10 (ten) years after the Effective Date by written notice to OXFORD, specifying whether the option is exercised for vaccine use, diagnostic use by SSI, [***] or any combination of these three uses. The option may be exercised separately and in any order in relation to any one or more of such uses, provided each such exercise takes place within the 10 (ten) year period.

18.

Option in relation to Diagnostic Method Patents. The Oxford Elispot Patents listed in Part B of Part 1 of Annex B (“Diagnostic Method Patents”) may lead to the grant of patents with claims that refer specifically to one or more of the Diagnostic Antigens (“Antigen-Specific Claims”) or to claims that while they can be performed using one or more of the Diagnostic Antigens do not refer to any of them specifically (“Generic Claims”) or to patents with both Antigen-Specific Claims and Generic Claims.

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OXFORD grants SSI an option to have the Diagnostic Method Patents and related Oxford Know-How included in the Cross License, or not asserted against them, in one (but no more than one) of the following ways:

(a) License of Broad Claims. If any of the Diagnostic Method Patents are granted with both Generic Claims and Antigen-Specific Claims, SSI may include the Diagnostic Method Patents and related Oxford Know-How in the Cross License (without altering the scope of the activities cross-licensed as described in paragraph 1 above) by written notice to OXFORD, such notice to be given within a period ending on the later of 10 (ten) years after the Effective Date or 1 (one) year after the grant of the first Diagnostic Method Patent (excluding grant in India, the Czech Republic and the Philippines) and specifying whether the option is exercised for vaccine use, diagnostic use by SSI, [***] or any combination of these three uses. The option may be exercised separately and in any order in relation to any one or more of such uses, provided each such exercise is within the 10 (ten) year period.

(b) License of Narrow Claims. If any of the Diagnostic Method Patents are granted, or limited during prosecution so that they can only be granted, with Antigen-Specific Claims but no Generic Claims, SSI may include the Diagnostic Method Patents and related Oxford Know-How in the Cross License (without altering the scope of the activities cross licensed as described in paragraph 1 above) by written notice to OXFORD, such notice to be given within a period ending on the later of 10 (ten) years after the Effective Date or 1 (one) year after the grant of the first Diagnostic Method Patent (excluding grant in India, the Czech Republic and the Philippines) and specifying whether the option is exercised for vaccine use, diagnostic use by SSI, [***] or any combination of these three uses. The option under this sub-paragraph may be exercised separately and in any order in relation to any one or more of such uses, provided each such exercise is within the 10 (ten) year period.

(c) Non-Assertion Option. If any of the Diagnostic Method Patents are granted with both Generic Claims and Antigen-Specific Claims, SSI may by written notice to OXFORD, such notice to be given within a period ending on the later of 10 (ten) years after the Effective Date or 1 (one) year after the grant of the first Diagnostic Method Patent (excluding grant in India, the Czech Republic and the Philippines), require OXFORD to undertake to SSI in writing that neither OXFORD or any of its sub-licensees nor any licensor of the Diagnostic Method Patents to OXFORD will assert against SSI or any Third Party notified by SSI to OXFORD in writing any Antigen-Specific Claims in any of the Diagnostic Method Patents to prohibit or claim compensation for any activities falling within the scope of paragraph 1. SSI’s notice must specify whether it requires the non-assertion undertaking to be in relation to vaccine use, diagnostic use by SSI, diagnostic use by a Third Party or any combination of these three uses. The right under this sub-paragraph may be exercised separately in any order in relation to any one or more of such uses, provided each such exercise is within the 10 (ten) year period. The non-assertion undertaking is without prejudice to OXFORD’s and its licensor’s right to assert any Generic Claims against SSI and any Third Party to prohibit and/or claim compensation for those activities. The non-assertion undertaking will be framed in such a way that the Third Party beneficiaries of it will have a legal right to enforce the undertaking against OXFORD.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

19.	No Challenge of Option Rights. OXFORD may by written notice to SSI withdraw any of the options granted in paragraphs 18(a) to (c) if after the Effective Date SSI challenges or assists any other person to challenge the validity or patentability of any of the patents or any claims thereof the subject of the relevant option. OXFORD reserves the right to withdraw the benefit of a non-assertion undertaking given under paragraph 18(c) from any Third Party who challenges the validity or patentability of any of the patents or claims the subject of the undertaking. For the sake of clarity any infringement by a Third Party of the Diagnostic Method Patents shall not constitute a challenge of said patents.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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